Exhibit 31.1

I, Andrew Marsh, certify that:

1.                                      I have reviewed this annual report on Form 10-K/A of Plug Power Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2017	by:	/s/ ANDREW MARSH
Andrew Marsh
Chief Executive Officer